Exhibit 10.6

THIRD AMENDMENT
TO THE
ENSCO INTERNATIONAL INCORPORATED
2005 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT is effective the 1st day of April 2008, except as otherwise specifically provided herein, by ENSCO International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

W I T N E S S E T H:

WHEREAS, the Company has adopted the ENSCO International Incorporated 2005 Long-Term Incentive Plan (the "Plan") effective January 1, 2005; and

WHEREAS, the Nominating, Governance and Compensation Committee of the Board of Directors of the Company has approved this Third Amendment to the Plan during a regular meeting held on April 1, 2008; and

WHEREAS, the Company now desires to adopt this Third Amendment to the Plan in order to accord the Committee authority and discretion to grant restricted stock awards under the Plan that will not vest on termination of employment for certain reasons following a Change in Control of the Company and to clarify the applicability of the "good reason" event relating to the relocation of certain Participants;

NOW, THEREFORE, in consideration of the premises and the covenants therein contained, the Company hereby adopts the following Third Amendment to the Plan:

1)                 Section 3(b)(xix) shall be added to the Plan to read as follows:

"(xix)"	Notwithstanding the provisions of Section 9(c), to issue Awards of Restricted Stock, which, in the Committee's discretion, will not be subject to automatic waiver of the remaining restrictions and accelerated vesting if the employment of the Participant is terminated for certain reasons specified in Section 9(c) within the two-year period following a Change in Control of the Company, as shall be determined by the Committee and stated in the Award."

2)                 Former Sections 3(b)(xix) and (xx) shall be renumbered (xx) and (xxi) respectively.

3)                 Section 9(c)(v) is hereby clarified with respect to all outstanding Awards and all Awards to be granted in the future to read as follows:

                                      "(v)  requiring the Participant who is based in the present office of the Company in Dallas, Texas on the date a Change in Control of the Company occurs to be based anywhere other than within a 50 mile radius of the present office of the Company in Dallas, Texas, except for required travel on business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the Change in Control."

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has caused this Third Amendment to be executed effective as first above written.

ENSCO INTERNATIONAL INCORPORATED

  /s/  Charles A. Mills
By:   Charles A. Mills, Vice President - Human Resources and Security

-2-